CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 6, 1998, accompanying the consolidated financial statements of United Community Banks, Inc. and Subsidiaries contained in the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Form S-4, and to the use of our name as it appears under the caption "Experts".


                               \s\PORTER KEADLE MOORE, LLP


Atlanta, Georgia
September 29, 1998